Exhibit 10.1

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") NOR REGISTERED UNDER ANY STATE SECURITIES LAWS AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144, UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD,OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                   AGREEMENT FOR THE EXCHANGE OF COMMON STOCK

     Agreement  made  this  13th  day  of  May,  2009,  by  and  between  DoMark
International, Inc., a Nevada corporation, OTCBB DOMK (the "Issuer"), and Victory Lane, LLC a Colorado Corporation (the "Company"), and the shareholders of Company, (the "Shareholder").

     In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration,

     THE PARTIES HERETO AGREE AS FOLLOWS:

1. TERMS.

     Subject to the terms and conditions of this Agreement, the Issuer agrees:

     i. That the total common shares issued and outstanding of the Issuer at Closing shall be 100,000 Convertible Preferred Series A, and Forty Three Million Two Hundred Thousand (43,200,000) common shares.

     ii. That the Issuer at Closing shall transfer to the Shareholder, shares of common stock of Issuer, $.001 par value, equivalent to the value of $10,000,000, with the number of shares to be determined by dividing the 10 day average closing price of the Issuer shares prior to the date of closing into the sum of $10,000,000, in exchange for 100% of the issued and outstanding shares of Company, such that Company shall become a wholly owned subsidiary of the Issuer. In addition, Issuer agrees to issue to Shareholder an additional amount of common shares of Issuer pursuant to an earn out agreement beginning with the calendar year 2010 according to the following formula: Upon completion of the entire construction project know as Victory Lane Georgia and the sale of inventory in the project, Management of Company represents and warrants that there will be a minimum net income after all costs of approximately $84 million. Upon Company achieving said result, Issuer shall issue to Shareholder an additional 25 million shares of Issuer common stock. In the event the net income is lees than $84 million, then the number of shares to be issued shall be adjusted pro rata.

     iii. That the Issuer requires the Company to:

          a) Agree to the announcement of the transaction with the SEC on form 8K within 4 days of the execution of this agreement, if applicable.
          b) Execute any and all documentation to reflect the intent of the parties that Company becomes a wholly owned subsidiary of Issuer.

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     iv.  That this  transaction  is  subject to  delivery  by the Issuer of all required documents pre and post closing to effectuate the transaction

     v. That Issuer shall take all necessary corporate actions so that at closing, all actions required of Issuer will be in accordance with the Bylaws of Issuer.

     2. REPRESENTATIONS OF ISSUER Issuer is in good standing under the laws of Nevada, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Nevada. All actions taken by the incorporators, directors and shareholders of Issuer have been valid and in accordance with the laws of the State of Nevada.

     i. Capital. The authorized capital stock of Issuer consists of 2 million shares of preferred series A stock, $.001 par value of which 100,000 Shares are issued and outstanding, and (200,000,000) shares of common stock, $.001 par value, of which approximatley 44,156,000 shares are issued and outstanding. All outstanding shares are fully paid and non-assessable, free of pre-emptive rights. At the Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Issuer to issue or to transfer from treasury any additional shares of its capital stock, except as may be disclosed in the Issuer SEC filings.

     ii. SEC Reports. Issuer has filed all required forms, reports, statements, schedules and other documents with the Securities and Exchange Commission ("SEC") (collectively, the "Issuer SEC Reports"). The financial statements, including all related notes and schedules, contained in the Issuer SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of Issuer as at the respective dates thereof and the consolidated results of operations and cash flows of Issuer for the periods indicated in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments and the absence of notes. For purposes of this Agreement, the balance sheet of Issuer as of last filing date prior to Closing, is referred to as the "Issuer Balance Sheet" and the date thereof is referred to as the "Issuer Balance Sheet Date".

     iii. Absence of Changes. Since the Issuer Balance Sheet Date, there has not been any change in the financial condition or operations of Issuer, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse to Issuer.

     iv. Liabilities. Issuer does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the Issuers Balance Sheet and schedules contained in the Issuer's SEC filings at www.sec.gov. Issuer is not aware of any material pending, threatened, or asserted claims, lawsuits or contingencies involving Issuer or its

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          common stock.  There is no material dispute of any kind between Issuer and any third party, and no such dispute will exist at Closing not fully disclosed to Company at closing.

     v. Ability to Carry Out Obligations. Issuer has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by Issuer and the performance by Issuer of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which Issuer is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause Issuer to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, encumbrance on any asset of Issuer.

     vi. Full Disclosure. None of the representations and warranties made by the Issuer in this Agreement, contains any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

     vii. Contract and Leases. Issuer is currently carrying on its business and is not a party to contracts, agreements, or lease other than those items disclosed on the Issuer Balance Sheet. No person holds a power of attorney from Issuer.

     viii.Compliance with Laws. To the best of its knowledge, Issuer has complied with all federal, state, and local statutes, laws, and regulations pertaining to Issuer. To the best of its knowledge, Issuer has complied with all federal and state securities laws in connection with the issuance, sale, and distribution of its securities.

     ix. Litigation. Issuer is not (and has not been), except as may be disclosed in the Issuers SEC filings and press releases, a party to any material suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the Issuer, there is no basis for any such action or proceeding and no such action or proceeding is threatened against Issuer, and Issuer is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. Issuer represents and warrants that there are no outstanding judgments, material lawsuits or material claims against the Issuer as of the date of this agreement.

     x. Conduct of Business. From the Issuer Balance Sheet Date to the Closing, Issuer has conducted its business in the normal course, and has not (1) sold, pledged, or assigned any assets, other than in the ordinary course of business; (2) amended its Certificate of Incorporation or ByLaws; (3) declared dividends; (4) redeemed or sold stock or other securities; (5) incurred any liabilities, other than in the ordinary course of business; (6) acquired or disposed of any assets, other than in the ordinary course of business; (7) entered into any contract, other than in the ordinary course of business; (8)

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          guaranteed  obligations  of any third  party;  or (9) entered into any other transaction, other than in the ordinary course of business.

     xi. Documents. All minutes, consents, or other documents pertaining to Issuer to be delivered at Closing shall be valid and in accordance with the laws of the State of Nevada.

     xii. Title. At the Closing all shares issued to Shareholder shall be non-assessable; and (ii) free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. There is no applicable local, state, or federal law, rule, regulation, or decree which would, as a result of the issuance of the Shares to Shareholder, impair, restrict, or delay Shareholder voting rights with respect to the Issuer Shares.

     xiii.Brokers. Issuer has not retained any Broker or finder to which compensation would be due in connection with this transaction.

     3. REPRESENTATIONS AND WARRANTIES OF COMPANY. Company represents and warrants to Issuer the following:

     i. Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, and it has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the jurisdictions where qualification is required, including Georgia. All actions taken by the incorporators, directors, and stockholders of Company have been valid and in accordance with the laws of the State of Colorado.

     ii. Capital. The authorized capital stock of Company consists of 100 shares of common stock, 0 par value, of which 100 shares are issued and outstanding (the "Shares"). The Shareholders are the sole record and beneficial owners of the Shares and have sole management and dispositive power over the Shares. The Shares were validly issued and are fully paid, non-assessable and free of pre-emptive rights. At Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating the Company to issue or to transfer from treasury any additional shares of its capital stock.

     iii. Financial Statements. Company shall provide Issuer at closing with a current balance sheet and income statement, and reviewed financial statements for the periods ending 12-31-07 and 12-31-08 as well as supporting schedules, all according to GAAP. Issuer shall engage its auditor after closing to perform the necessary audits required under the rules and regulations of the Securities and Exchange Commission. Audited financials on an 8Ka must be filed with the SEC within 75 days of closing of this transaction. Company agrees to take all steps to

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          insure  that the  auditor  has full  access to the  Company  books and records in order to timely file the reports required under the rules of the SEC.

     iv.  Absence  of  Changes.   Since  the  date  of  the  Company   financial
          statements, there has not been any change in the financial condition or operations of Company, except changes in the ordinary course of business.

     v. Liabilities. Company does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the Financial Statements provided to Issuer at closing. Company is not aware of any pending, threatened, or asserted claims, lawsuits or contingencies involving its capital stock. Company agrees that the debts listed under the liabilities section of the balance sheet of Company, except for the first mortgage on the property, will be assumed by Legacy Development, LLC and will be removed from the balance sheet of Company.

     vi. Ability to Carry Out Obligations. Company has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by Company and the performance by Company of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach of violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which Company is a party, or by which either of them may be bound, nor will any consents or authorizations of any party other than those hereto be required; (b) an event that would cause Company to be liable to any party; or (c) an event that would result in the creation or imposition of any lien, charge, encumbrance on any asset of Company.

     vii. Full Disclosure. None of the representations and warranties made by Company herein contains any untrue statement of a material fact, or omits any material fact the omission of which would be misleading.

     viii.Compliance with Laws. Company has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to them. Company has complied with all federal and state securities laws in connection with the issuance, sale, and distribution of its securities.

     ix. Litigation. Company is not (and has never been, except as disclosed to Issuer) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of Company, there is no basis for any such action or proceeding and no such action or proceeding is threatened against Company, and Company is not subject to or in

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          default with respect to any order, wit,  injunction,  or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

     x. Conduct of Business. From the date of Company financial statements to the Closing Date, Company has conducted its business in the normal course, and has not (1) sold, pledged, or assigned any assets other than in the ordinary course of business; (2) amended its Certificate of Incorporation or Bylaws; (3) declared dividends; (4) redeemed or sold stock or other securities except in the ordinary course of business; (5) incurred any liabilities not in the ordinary course of business; (6) acquired or disposed of any assets other than in the ordinary course of business; (7) entered into any contract other than in the ordinary course of business; (8) guaranteed obligations of any third party; or (9) entered into any other transactions other than in the ordinary course of business.

     xi. Documents. All minutes, consents, or other documents pertaining to Company and to be delivered by Company to Issuer, are true, complete, and correct, and are valid and in accordance with applicable law.

     xii. Title. The Shares of Company to be delivered to Issuer will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of the Shares are subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to the Shares, except as provided in this Agreement. Company is not a party to any agreement that offers or grants to any person the right to purchase or acquire any of the Shares. There is no applicable local, state, or federal law, rule, regulation, or decree which would, as a result of the transfer of the Shares to Issuer, impair, restrict, or delay Issuer's voting rights with respect to the Shares.

     xiii.Counsel. Company and Shareholder represent and warrant that prior to Closing, that they are represented by independent counsel or have had the opportunity to retain independent counsel to represent them in this transaction and that prior to Closing, Counsel for the Company and Shareholder has not represented either the Issuer or Issuer's stockholders in any manner whatsoever known to the Company.

     xiv. Brokers. Company and/or Shareholders have not retained a broker in connection with this transaction.

     xv. Conflicts of Interests of Issuer Company and Shareholder have reviewed and understand the conflicts of interests, if any, between the Issuer and its officers and directors as disclosed in the Issuers filings with the SEC, if any.

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     4. INVESTMENT INTENT.

     i. Restricted Shares. Shareholder understands that (A) the Issuer Shares Shareholders are receiving from Issuer under this Agreement have not been registered under the Securities Act of 1933, as amended ("the Act") or the securities laws of any state, based upon an exemption from such registration requirements pursuant to Section 4(2) of the Act; (B) the Issuer Shares are and will be "restricted securities", as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Act; and (C) the Issuer Shares may not be sold or otherwise transferred unless exemptions from such registration provisions are available with respect to said resale or transfer or the shares have been registered under the Act.

     ii. Transferability. Shareholders will not sell or otherwise transfer any of the Issuer Shares, any interest therein unless and until (A) the Issuer Shares shall have first been registered under the Act and/or all applicable state securities laws; or (B) Shareholders shall have first delivered to Issuer a written opinion of counsel, which counsel and opinion (in form and substance) shall be reasonably satisfactory to Issuer, to the extent that the proposed sale or transfer is exempt from the registration provisions of the Act and all applicable state securities laws.

     iii. Investment Intent. Shareholders are acquiring the Issuer Shares for Investment purposes only, without a view for resale or distribution thereof.

     iv. Legend. Shareholders understand that the certificates representing the Issuer Shares will bear the following legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, FURTHER PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR (II) AN OPINION OF COMPANY COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     v. Closing. The Closing of the share exchange and the transactions contemplated by this Agreement (the "Closing") shall be upon the delivery of all documents and items as set forth herein required to be delivered under this agreement including an acceptable employment agreement between the Company and Patrick Costello as President and CEO, and an acceptable agreement between the Company and Legacy
          Development, LLC as to the amount to be paid for the 3 years of development costs of the project, but in no event later than May 22, 2009. Both parties to this agreement acknowledge that the closing date may be extended for 7 days by mutual written consent of the parties. In the event the transaction fails to close for any reason on or before May 22, 2009 or if extended May 29, 2009, this agreement will terminate and neither party shall have any liability to the other party, except in the following instance: should Company obtain financing through any source introduced by Issuer or Issuer's representatives after the termination of this agreement, Company

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          agrees to  compensate  Issuer  with a cash  payment of  $1,000,000  at closing plus 5% of the net income of the project as completed on a monthly basis beginning thirty days after any closing for the life of the project until its completion. Company agrees that Issuer may obtain an assignment of the proceeds and Company agrees to execute an assignment for the benefit of Issuer to be delivered to closing agent.

     5. Documents to be Delivered at Closing.

     i.   By Issuer:

          (1) Resolution of the Board of Directors authorizing the issuance of a certificate for the number of shares to be delivered to Shareholders and a resolution approving the transaction.

          (2) Certificate for the number of Issuer shares registered in the name of the shareholders of Company.

          (3) Such other resolutions of Issuer directors as may reasonably be required by Company and Shareholders.

          (4) Such other agreements relating to the transaction as may reasonably be required by the Company or Shareholder including a mutually acceptable employment agreement between the Company and Patrick Costello, a mutually acceptable agreement between Legacy Development, LLC and the Company.

          (5)  Copy of a draft press release for review and approval.

          (6) A Certificate of Good Standing from the state of Nevada and Florida.

          (7)  A draft copy of the 8K to be filed with the SEC.

     By Company and Shareholders:

          (8)  Delivery  to the  Issuer,  certificates  evidencing  the  Company
               Shares, and such stock powers as are required in order to transfer to Issuer good and marketable title to the Shares.

          (9) Resolution by the Board of Directors of Company approving the transaction.

          (10) Copies of the basic corporate records, Company shall retain all other records at its current principal address.

          (11) A certificate of good standing from the State of Colorado and Georgia.

          (12) Such  other  resolutions  of  Company  and  Shareholders   and/or
               directors as may reasonably be required by Issuer.

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          (13) Such other  agreements and documents  relating to the transaction as may reasonably be required by the Issuer.

          (14) A current Financial Statement including balance sheet and income statement dated as of May 15, 2009.

          (15) An assumption agreement of the debts to be assumed by Legacy Development, LLC at closing.

          (16) The sum of $100,000 at closing but regardless of the closing date, in no event later than May 22, 2009 which represents the June payment on the first mortgage and operating expenses of Company. It is agreed and understood that these sums will be reimbursed to Company upon the closing of the financing for the project from the first drawdown or bridge loan as funds are available. Issuer shall assume and be responsible for the loan payment due the first lien holder on July 1, 2009 and for each payment that comes due thereafter..

     7. ARBITRATION. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Orlando, Florida in accordance with the Commercial Rules of the American Arbitration Association then existing. The arbitrator assigned shall have authority and power to decide all arbitratible issues. Judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. The prevailing party in such claim or controversy shall be entitled to recover all costs and expenses of such claim or controversy, including attorney's fees from the non-prevailing party.

     8. POST-CLOSING AGREEMENTS.

     i. Further Assurances. The parties shall execute such further documents and perform such further acts, as may be necessary to effect the transactions contemplated hereby, on the terms herein contained and otherwise to comply with the terms of this Agreement, provided, that, except as contemplated by this Agreement, no party shall be required to waive any right or incur an obligation in connection therewith.

     ii. Indemnification of Directors and Officers. For at least seven (7) years after the Closing Date, Issuer shall (a) maintain in effect the current provisions regarding the indemnification of officers and directors contained in Issuer's Certificate of Incorporation and Bylaws; provided, however, Issuer may adopt new indemnification provisions no less favorable than the current provisions as to the persons who served as directors and officers of Issuer prior to the Closing Date; and (b) indemnify the persons who served as directors and officers of Issuer prior to the Closing Date to the fullest extent to which Issuer is permitted to indemnify such officers and directors

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          under its Certificate of  Incorporation  and ByLaws and applicable law as in effect immediately prior to the Closing Date.

     iii. Press Release Issuer, Company and Shareholder agree that no public announcement of the specifics of this transaction or a disclosure of the parties to this agreement will be made until the 8K filing with the SEC is completed and on record if applicable. The parties hereto agree that they will take steps to insure that this provision is adhered to by Issuer and Shareholder principal, employees, agents and representatives.

     9. Miscellaneous.

     i. Captions and Headings. The headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     ii. No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     iii. Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (1) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions; (2) the acceptance of performance of any thing required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure; and (3) no waiver of any party of one breach by another party shall be construed as a waiver with respect to any subsequent breach.

     iv. Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     v. Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     vii. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, and by fax, as follows:

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
          Issuer:

          R. Thomas Kidd, CEO
          DoMark  International,  Inc.
          1809 East Broadway #125
          Oviedo, Florida 32765

          Company and Shareholders:

          Patrick Costello, President and CEO
          Victory Lane, LLC

     vi. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned has executed this Agreement this 13th day of May, 2009.

Victory Lane, LLC,                             DoMark International, Inc.
a Colorado Corporation


By: /s/ Patrick Costello                       By: /s/ R. Thomas Kidd
   ------------------------------                 ------------------------------
         Managing Member                                   Its CEO


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